UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2006

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	000-25142	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) On July 27, 2006, the Compensation Committee of the Board of Directors (the "Board") of Mitcham Industries, Inc. (the "Company") approved the award of stock options for the Company's non-employee directors.

All options awarded will vest over three years, with one-third of the options vesting each year on the anniversary date of the grant. Peter Blum received options for 60,000 shares, John Schwalbe and R. Dean Lewis each received options for 30,000 shares. The options are priced at $12.20.

(b) On July 27, 2006, upon approval of the Mitcham Industries, Inc. Stock Award Plan, Robert P. Capps, Executive Vice President and Chief Financial Officer of the Company, was awarded options for 80,000 shares. The options will vest over 4 years, with one-quarter of the options vesting each year on the anniversary date of the grant (June 27, 2006). The options are priced at $12.57, the closing price of the Company's common stock on June 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

August 2, 2006	By:	Robert P. Capps

Name: Robert P. Capps
Title: Executive Vice President and Chief Financial Officer